UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 29, 2017

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	001-35887	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct NE Marietta, GA	30062 (Zip Code)
(Address of principal executive offices)

(770) 651-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 29, 2017, the Board of Directors (the "Board") of MiMedx Group, Inc. (the "Company"), upon approval and recommendation of the Compensation Committee, approved the terms of the 2017 Management Incentive Plan (the "2017 MIP") which provides for payment of cash bonuses to management personnel who meet the eligibility criteria, including all of the Company's Named Executive Officers. The portion of the 2017 MIP applicable to Covered Employees (as defined by Section 162(m) of the Internal Revenue Code) was approved by the Compensation Committee and the Board pursuant to, and constitutes awards granted under, the Company's 2016 Equity and Cash Incentive Plan. The 2017 MIP provides for target base bonuses that are expressed as a percentage of each 2017 MIP Participant's 2017 annual base compensation. The target base bonus as a percentage of base salary for the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer and the General Counsel is 75%, 65%, 50% and 45%, respectively.  Bonuses are to be earned under the 2017 MIP based on the Company’s 2017 revenue performance and the Company’s Adjusted EBITDA performance. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, and share-based compensation expense. Seventy-five percent (75%) of the base bonus is based on the Company’s 2017 revenue performance, and 25% is based on the Company's 2017 Adjusted EBITDA performance. Under the 2017 MIP, the portion of the base bonus that is based on the Company’s 2017 revenue and the Company’s 2017 Adjusted EBITDA is earned on a sliding scale established by the Compensation Committee and the Board for each component. Provided that the established minimum threshold for 2017 Adjusted EBITDA is achieved, the sliding scale of incentive payout for the Adjusted EBITDA component of the 2017 MIP ranges from 10% to 100% of target incentive for that component, depending on the Company’s actual 2017 Adjusted EBITDA achieved. Provided that the established minimum threshold for 2017 revenue is achieved, the sliding scale of incentive payout for the revenue component of the MIP ranges from 15% to 100% of the target incentive for that component, depending on the Company’s actual 2017 revenue achieved. If the Company’s 2017 revenue exceeds the established revenue target, MIP Participants will be eligible for an excess bonus. The excess bonus is earned based on an established sliding scale of 2017 revenue that exceeds the 2017 revenue target. The total maximum bonus (including the excess bonus) eligible to be earned is limited to two times the amount of the MIP Participant’s base bonus. This maximum bonus can only be achieved if the Adjusted EBITDA target is met or exceeded, and the actual 2017 revenue meets or exceeds the maximum revenue payout level established by the Board. The revenue and Adjusted EBITDA targets were established based on the Company’s financial expectations for 2017 and approved by Compensation Committee and the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: March 30, 2017	By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer